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                                                                  Exhibit 3 (iv)


April 25, 2002




New England Variable Life Separate Account
New England Life Insurance Company
501 Boylston Street
Boston, MA 02117

Ladies and Gentlemen:

          I hereby consent to the use of my name under the caption "Legal Matters" in the prospectus and supplement included in Post-Effective Amendment No. 13 to the Registration Statement on Form S-6 for Zenith Flexible Life, issued through the New England Variable Life Separate Account (File No. 33-88082).


                                                            Very truly yours,

                                                            /s/ Anne M. Goggin
                                                            -------------------
                                                            Anne M. Goggin
                                                            General Counsel